UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 21, 2015

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35699	13-4084693
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer Identification No.)
of incorporation)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 21, 2015, the Company expanded its existing share repurchase authorization by an incremental amount of approximately $2.1 million. The increased repurchase authorization, when added to the approximately $3.9 million that remained available as of December 21, 2015 from the previously approved authorizations, provides the Company with a total authorized repurchase availability of approximately $6.0 million. Under the Company’s new authorization (as with prior authorizations), the Company may from time to time repurchase shares of its common stock in the open market or as otherwise determined by the Company, subject to market conditions, business opportunities and other factors.  The timing, price and quantity of purchases will be at the discretion of the Company.  The Company has no obligation to repurchase shares under this program.  This authorization has no expiration date and may be suspended or terminated at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: December 21, 2015	By:	/s/ Raymond D’Aponte
		Name:	Raymond D’Aponte
		Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)